                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                General Motors Corporation
 .................................................................
       (Name of Registrant as Specified In Its Charter

                General Motors Corporation
 .................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .............................................................

    2) Aggregate number of securities to which transaction applies:

       .............................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

       ..............................................................

    2) Form, Schedule or Registration Statement No.:

       ..............................................................

    3) Filing Party:

       ..............................................................

    4) Date Filed:

       ..............................................................

                                          GENERAL MOTORS

                                          Notice of Annual Meeting
                                          of Stockholders
                                          and Proxy Statement

              [logo]

      Annual Meeting
        May 24, 1996
Holiday Inn Downtown
     700 King Street
Wilmington, Delaware

                           GENERAL MOTORS CORPORATION

                            NOTICE OF ANNUAL MEETING

                                                                   April 9, 1996

Dear Stockholder:

     We are pleased to invite you to attend the annual meeting of General Motors stockholders which will be held at 9:00 a.m. local time on Friday, May 24, 1996, at the Holiday Inn Downtown, 700 King Street, Wilmington, Delaware.

     As set forth in the attached Proxy Statement, the meeting will be held for the following purposes:

     ITEM NO. 1--to elect 14 directors;

     ITEM NO. 2--to ratify the selection of independent public accountants for the year 1996;

     ITEMS  NO.
      3 THROUGH 6--to take action upon 4 stockholder proposals;

and to act upon such other matters as may properly be brought before the meeting.

     Holders of record of Common Stock, $1-2/3 par value ("Common Stock"); Class E Common Stock, $0.10 par value ("Class E Common Stock"); and Class H Common Stock, $0.10 par value ("Class H Common Stock"), at the close of business on March 25, 1996, are entitled to vote at the meeting. It is requested that you read carefully the attached Proxy Statement for information on the matters to be considered and acted upon.

     In accordance with Delaware law, a list of General Motors common stockholders entitled to vote at the 1996 Annual Meeting will be available for examination at the offices of Richards, Layton & Finger, One Rodney Square, 920 King Street, 2nd Floor, Wilmington, Delaware, for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., and during the annual meeting.

     The format of the 1996 Annual Meeting will follow the general format established in 1995 of a short meeting focused on business items, including the election of directors and discussion and voting on management and stockholder proposals. Time will also be provided for stockholder questions and comments on the business.

     As a supplement to the Annual Meeting, GM continues to strengthen its communications with stockholders. Our regional Stockholder Forums, which provide a less formal venue for stockholders throughout the country to interact with management about the business, will resume in the fall for their fifth consecutive season. The 1996-97 series will be announced in the June issue of StockHolder News, a special newsletter for stockholders begun last year. We continue to offer stockholders information about their Corporation as well as their individual accounts through our toll-free number (1-800-331-9922).

     If you plan to attend the annual meeting, please enclose a note with your proxy indicating the number of tickets required for you and immediate family members, together with your return address. Admittance cards will be mailed to you. Application for admittance may be made at the door for stockholders who do not receive tickets by mail.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD.

                                            Cordially,

  Nancy E. Polis                          John F. Smith Jr.

    Secretary                       Chairman and Chief Executive Officer

                               TABLE OF CONTENTS

General Information for Stockholders                                     Page
  Proxy Procedure......................................................    ii
  Proxy Statement Proposals............................................    ii
  Directors............................................................   iii
  Basis for Selection of Nominees for Directors........................   iii
  Director Compensation................................................    iv
Proxy Statement
  ITEM NO. 1--Nomination and Election of Directors.....................     2
  Information about Nominees for Directors.............................     3
  Report of the Executive Compensation Committee.......................    11
  Executive Compensation Tables........................................    17

  ITEM NO. 2--   Ratification of the selection of Deloitte & Touche
                 LLP as independent public accountants for the
                 year 1996............................................     27
  ITEM NO. 3--   Stockholder proposal to provide for cumulative
                 voting...............................................     28
  ITEM NO. 4--   Stockholder proposal regarding incentive awards......     30
  ITEM NO. 5--   Stockholder proposal regarding independent
                 chairman.............................................     31
  ITEM NO. 6--   Stockholder proposal regarding involvement in nuclear
                 defense systems......................................     33
  Expenses of Solicitation............................................     35
  Other Matters.......................................................     35

                      GENERAL INFORMATION FOR STOCKHOLDERS

PROXY PROCEDURE

     Although many of our stockholders are unable to attend the annual meeting in person, stockholders have the opportunity to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly executed, the shares represented thereby must be voted by the Proxy Committee as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors. A stockholder may vote by ballot at the annual meeting, thereby cancelling any proxy previously given.

     The Proxy Committee, composed of three executive officers of the Corporation, J. F. Smith, Jr., J. M. Losh and H. J. Pearce, each of whom is authorized to act on behalf of the Committee, will vote all shares of common stocks represented by proxies signed and returned by stockholders. Proxies also authorize the Proxy Committee to vote the shares represented thereby on any matters not known at the time this Proxy Statement went to press that may properly be presented for action at the meeting.

     It is the policy of the Corporation that the stockholders be provided privacy in voting. The Corporation engages the services of an independent specialist to receive, inspect, count and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

PROXY STATEMENT PROPOSALS

     At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the By-laws of the Corporation require that the selection of independent public accountants by the Audit Committee of the Board of Directors be submitted for stockholder ratification at each annual meeting. The Board of Directors also may submit other matters to the stockholders for action at the annual meeting.

     In addition to such matters presented by the Board of Directors, the stockholders may be asked to take action at the annual meeting upon one or more stockholder proposals. Occasionally, inquiries have been made as to why the Board of Directors opposes these proposals in the Proxy Statement.

     THE BOARD OF DIRECTORS DOES NOT DISAGREE WITH ALL STOCKHOLDER PROPOSALS SUBMITTED TO THE CORPORATION. WHEN THE BOARD FINDS THAT A STOCKHOLDER PROPOSAL IS CONSISTENT WITH THE BEST INTERESTS OF THE CORPORATION AND THE STOCKHOLDERS, IT NORMALLY CAN BE IMPLEMENTED WITHOUT NEED FOR A STOCKHOLDER VOTE. THE CORPORATION, OVER THE YEARS, HAS ADOPTED A NUMBER OF STOCKHOLDER PROPOSALS AND OTHER SUGGESTIONS. THUS, THE STOCKHOLDER PROPOSALS THAT APPEAR IN THE PROXY STATEMENT ARE ONLY THOSE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

     To meet the deadline for inclusion in the Corporation's Proxy Statement for the 1997 Annual Meeting, stockholder proposals intended to be presented at that meeting must be received by General Motors on or before December 10, 1996.

DIRECTORS

     The Board of Directors, which held a total of 12 meetings in 1995, is currently composed of 13 members. The Board has proposed one new nominee, Mr. Eckhard Pfeiffer, for election at the 1996 Annual Meeting. If all 14 nominees are elected by the stockholders at the annual meeting in May, the composition of the Board will be 12 directors whose principal occupation or employment is and has been outside General Motors and two who are currently officers of the Corporation.

     In addition to membership on the Board, most directors served on one or more of seven Committees of the Board in 1995, covering a total of 41 memberships. The directors spend a considerable amount of time preparing for Board and Committee meetings and, in addition, are called upon for their counsel between meeting dates. In 1995, average attendance at Board and Committee meetings was 94%.

BASIS FOR SELECTION OF NOMINEES FOR DIRECTORS

     The Committee on Director Affairs of the General Motors Board of Directors has responsibility to conduct continuing studies of the size and composition of the Board and, from time to time, make recommendations as to candidates for membership.

     The Committee on Director Affairs consists of Mr. Charles T. Fisher, III, Chairman, Mrs. Anne L. Armstrong and Messrs. Edmund T. Pratt, Jr., J. Willard Marriott, Jr., and John G. Smale, none of whom is or has been an employee of the Corporation. Four meetings of the Committee on Director Affairs were held in 1995.

     The Corporation's By-laws provide that each year, prior to the annual meeting of stockholders, the Committee on Director Affairs shall recommend to the Board those individuals who will constitute the nominees of the Board of Directors for the election of whom the Board will solicit proxies. As part of this process, the Committee reviews candidates recommended by stockholders of the Corporation. A stockholder who wishes to recommend an individual for Board membership may do so by writing to: Secretary, General Motors Corporation, 3044 West Grand Boulevard, Detroit, Michigan 48202. Notice of intent to make a director nomination, or to bring before the meeting any matter other than a stockholder proposal submitted pursuant to Securities and Exchange Commission Rule 14a-8, must be received by the Secretary of the Corporation not more than 180 days and not less than 120 days in advance of the annual meeting. For the 1997 Annual Meeting, the applicable time period is November 24, 1996 through January 23, 1997.

     In considering potential new directors, the Committee on Director Affairs reviews individuals from various disciplines and backgrounds. Among the qualifications considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; and an appreciation of the relationship that a large industrial corporation must maintain with the changing needs of society. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board's attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board of Directors and one or more of its Committees.

     A majority of the nominees of the Board of Directors identified herein consists of individuals who, as of the date of their selection as nominees, have been determined by the Board of Directors to be Independent Directors as the term "Independent Director" is defined under Section 2.12 of the Corporation's By-laws, entitled "Independent Directors." (A copy of that By-law, adopted on January 7, 1991, is available to stockholders from the Secretary upon written request.) Generally, the By-law provides that individuals are "Independent Directors" if neither they nor their immediate relatives are or have been employed by the Corporation or a subsidiary in an executive capacity within the five years preceding the next annual meeting, and have no significant direct or indirect business relationships with the Corporation or its subsidiaries.

     An extensive review is also made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might prevent service on the Board of Directors. In making its selection, the Board of Directors bears in mind that the foremost responsibility of a GM director is to represent the interests of the stockholders as a whole.

DIRECTOR COMPENSATION

     For service on the Board, each non-employee director receives an annual retainer of $26,000 and an attendance fee of $1,000 for each Board meeting attended. Each non-employee director also receives under the Deferred Compensation Plan (as described below) a grant of deferred stock units with a market value of $14,000 as part of the annual retainer fee. In addition, non-employee directors receive annual retainers of $6,000 for each committee of the Board on which they serve, except for the Executive Committee, and an attendance fee of $750 for each committee meeting attended. The Chairman of each Committee, except as noted below, receives an additional annual $5,000 retainer. (Each director's membership in one or more of the seven committees of the Board
- - - -- Audit, Capital Stock, Director Affairs, Executive, Finance, Executive Compensation, and Public Policy -- is set forth below under "Information About Nominees for Directors.") Non-employee directors also receive a $1,000 per diem fee for special services and assignments requiring their attendance outside the scope of ordinary Board and Committee activities.

     Mr. John G. Smale as Chairman of the Executive Committee of the Board serves as an ex-officio member of each of the standing Committees of the Board. Mr. Smale annually receives $200,000 as compensation for his service as Chairman of the Executive Committee, and is not compensated for Committee service as an ex-officio member.

     Under the Deferred Compensation Plan adopted by the Board, non-employee directors have the opportunity to make an irrevocable election, prior to the commencement of any year, to defer receipt of all or a portion of their cash compensation. At the option of the director, amounts deferred are treated as cash and credited with annual interest at the average pre-tax yield on the Corporation's U.S. cash portfolio, or converted into units of General Motors common stocks to be credited with dividend equivalents in the form of additional stock units. Distribution of amounts accumulated is generally not available until after age 70, following termination of service on the Board.

     Effective January 1, 1996, the new Director Long-Term Stock Incentive Plan (the "Director Stock Plan") replaced the GM Director Retirement Plan, which provided a lifetime annual benefit equivalent to the annual Board retainer fee. Under the Director Stock Plan, each non-employee director who is at least 55 years old will receive on June 1 of each year
                                       iv
a grant of $1-2/3 Common Stock units valued at $10,000 (based on the average market price of the $1-2/3 Common Stock for the three months preceding the grant). After the director has served on the Board for six years, all grants already received will vest, and all subsequent annual grants vest immediately on the date of grant. Directors may not sell or otherwise transfer this stock, and dividends on this stock will be automatically reinvested in $1-2/3 Common Stock. Each director will be eligible to receive the then-current value of all vested grants on June 1 following retirement, or the director's 70th birthday if the director resigns or retires prior to that date. Before receiving each grant, each director may choose to receive the value of such grant in one payment or in up to 10 annual installments. If a director dies before receiving the value of all vested grants of $1-2/3 Common Stock units, his or her surviving spouse or estate will receive the value of the remaining undistributed grants on June 1 following the director's death.

     Under the Director Stock Plan, on January 2, 1996, each non-employee director who would be required to retire in 15 years or less was credited with an initial grant of $1-2/3 Common Stock units, the amount of which was determined based on the director's estimated life expectancy. The amount of this initial grant was set such that if a given director retired at age 70, the value of this initial grant to that director and the annual grants described above, plus an estimated return on the shares in such grants through dividend reinvestment and appreciation of the stock price, would be equivalent to the retirement benefit that director would have received under the now-terminated GM Director Retirement Plan. For purposes of calculating the amount of the initial grant, the average rate of return on such grants was estimated at the rate GM applies to determine its normal contribution requirements for funding defined benefit plans under the Employee Retirement Income Security Act (ERISA).

     The Board anticipates that it will request stockholder approval at the 1997 Annual Meeting of Stockholders to amend GM's stock option plan to permit each director to elect to receive his or her annual grant under the Director Stock Plan in the form of either shares of Common Stock or a non-qualified stock option with a 10-year term.

     Non-employee directors of the Corporation are not eligible to participate in the Incentive Program, Savings-Stock Purchase Program or the Retirement Programs for certain General Motors employees, and except as described in this section, there are no separate benefit plans for directors.

                           GENERAL MOTORS CORPORATION

               3044 WEST GRAND BOULEVARD, DETROIT, MICHIGAN 48202
                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153

   PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 1996

     This Proxy Statement is furnished to stockholders of General Motors Corporation in connection with the solicitation, by order of the Board of Directors of General Motors Corporation, of proxies to be used at the annual meeting of stockholders of the Corporation. The accompanying form of proxy represents your holdings of Common Stock, Class E Common Stock, and Class H Common Stock in the registered account name shown on the proxy. It is expected that this Proxy Statement and enclosed form of proxy will be mailed commencing Tuesday, April 9, 1996, to each stockholder entitled to vote.

     After the enclosed form of proxy is duly executed and returned, a stockholder may nevertheless revoke it at any time to the extent it has not been exercised, by return of a duly executed written notice of revocation or by return of a duly executed subsequent proxy or by voting at the annual meeting. The shares represented by a proxy will be voted unless the proxy is received late or in a form that cannot be voted. The proxy is in ballot form so that a stockholder may specify its intent to grant or withhold authority to vote for election of the Board of Directors, or any individual nominee, and its intent to vote for or against, or abstain from voting upon, each of the five proposals.

     If a stockholder is a participant in the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States, the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States, the General Motors Canadian Savings-Stock Purchase Program, the EDS Stock Purchase Plan, the EDS Deferred Compensation Plan, the EDS Stock Incentive Plan, the Hughes Aircraft Company Salaried Employees' Thrift and Savings Plan, the Hughes Aircraft Company Tucson Bargaining Employees' Thrift and Savings Plan, the Hughes Aircraft Company California Hourly Employees' Thrift and Savings Plan, the Hughes Thrift and Savings Plan, the Saturn Individual Savings Plan for Union-Represented Employees, the Saturn Personal Choices Savings Plan for Non-Represented Employees or the GMAC Mortgage Corporation Savings Incentive Plan, the proxy card will also serve as a voting instruction for the trustees, plan committees or independent fiduciaries of those plans where all registrations are identical. With the exception of the EDS Deferred Compensation Plan, shares in these plans cannot be voted unless the card is signed and returned. If voting instructions are not received for shares in the EDS Deferred Compensation Plan, those shares will be voted by the Trustee, Plan Committee or Independent Fiduciary in the same proportion as the shares in the plan for which voting instructions are received.

     If a stockholder participates in any of these plans or maintains other accounts under a different name (e.g., with and without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, the stockholder must sign and return every proxy card received.

     Brokers, dealers, banks, voting trustees, and their nominees who desire a supply of the Corporation's proxy soliciting material for transmittal by them to beneficial owners should write to General Motors Corporation, c/o Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, NY 10022-4799.

     The Board of Directors fixed March 25, 1996, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had outstanding and entitled to vote 756,062,037 shares of Common Stock, 485,708,417 shares of Class E Common Stock, and 97,911,854 shares of Class H Common Stock. Each such share of Common Stock entitles the holder to one vote, each such share of Class E Common Stock entitles the holder to one-eighth vote and each such share of Class H Common Stock entitles the holder to one-half vote. With the exception of the election of directors which requires a plurality of the votes cast, or as otherwise noted, the affirmative vote of the holders of a majority of the voting power of the common stocks represented at the meeting is required for approval of each proposal presented in this Proxy Statement. With respect to votes indicating an abstention, the shares are considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes, the shares are not considered present at the meeting for the particular proposal for which the broker withheld authority.

                                   ITEM NO. 1
                      Nomination and Election of Directors

     It is intended that the shares represented by the enclosed proxy will be voted, unless such authority is withheld, for the election of the 14 nominees for directors named in the following section. The term of office of each director will be until the next annual election of directors and until a successor is elected and qualified or until the director's earlier resignation or removal. In the event that any nominees for directors should become unavailable, which is not anticipated, the Board of Directors may provide by resolution for a lesser number of directors or designate substitute nominees, who would receive the votes of the Proxy Committee.

     Mr. Paul H. O'Neill, Chairman and Chief Executive Officer of Aluminum Company of America (ALCOA), is not standing for reelection in 1996. Mr. O'Neill resigned from the Board of Directors effective October 5, 1995.

     Of the nominees in the following section, Mr. Harry J. Pearce was elected a director of General Motors since the last annual meeting of stockholders and Mr. Eckhard Pfeiffer has not previously been a director of the Corporation.

     Mr. Pearce has been associated with General Motors since 1985. In 1987, Mr. Pearce was appointed Vice President and General Counsel. In 1992, he was appointed Executive Vice President and General Counsel and in that capacity was responsible for GM Environmental & Energy, Industry-Government Relations, Legal, and Worldwide Economics Staffs, GM Hughes Electronics Corporation, and Electronic Data Systems. In 1994, Mr. Pearce relinquished his Legal Staff responsibilities and received added responsibilities for Corporate Affairs, which not only included his previous responsibilities but encompassed Corporate Communications, Corporate Relations, Office of the Secretary, Executive Compensation and Corporate Governance, Corporate Information Management, Allison Transmission Division, and GM Locomotive Group. Effective January 1, 1996, Mr. Pearce was elected a director and appointed Vice Chairman.

     Mr. Pfeiffer joined Compaq Computer Corporation in September 1983 as Vice President, Europe and was elected Senior Vice President International Operations in 1986, President, Europe and International Division in May 1989, and Executive Vice President and Chief Operating Officer in January 1991. In October 1991 he was elected President and Chief Executive Officer and appointed a director of the company.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

     The following information with respect to principal occupation or employment and name of the corporation or other organization in which such occupation or employment is carried on and in regard to other affiliations and to shares of Common Stock, Class E Common Stock, and Class H Common Stock deemed beneficially owned at February 29, 1996 under a rule of the Securities and Exchange Commission has been furnished to the Corporation by the nominees for directors. In addition to the affiliations mentioned on the following pages, the nominees are active in many local and national cultural, charitable, professional, and trade organizations.

[photo] ANNE L. ARMSTRONG, 68, Chairman, Board of Trustees, Center for Strategic and International Studies; former Chairman of the President's Foreign Intelligence Advisory Board and former Ambassador to Great Britain; Joined General Motors Corporation Board in 1977, member of Audit Committee, Committee on Director Affairs and Public Policy Committee; Director of American Express Company, Boise Cascade Corporation, Glaxo-Wellcome and Halliburton Company; Member of the Council on Foreign Relations and Board of Overseers Hoover Institution.

[photo] JOHN H. BRYAN, 59, Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago; Joined General Motors Corporation Board in 1993, member of Capital Stock Committee and Executive Compensation Committee; Director of Amoco Corporation, First Chicago NBD Corporation and its subsidiary, First National Bank of Chicago; Member of The Business Roundtable and Vice Chairman of The Business Council; Chairman of Catalyst; Trustee of the University of Chicago and the Committee for Economic Development.

[photo] THOMAS E. EVERHART, 64, President and Professor of Electrical Engineering and Applied Physics, California Institute of Technology, Pasadena; Former Chancellor of University of Illinois, Urbana-Champaign; Joined General Motors Corporation Board in 1989, Chairman, Public Policy Committee, member of Audit Committee and Executive Committee; Director of Hewlett-Packard Corporation, Reveo, Inc., Corporation for National Research Initiatives, Community Television of Southern California (KCET); Member of National Academy of Engineering; Vice Chairman, Council on Competitiveness; Former Chairman of General Motors Science Advisory Committee.

[photo]        CHARLES T. FISHER, III, 66, Retired Chairman and President of
               NBD Bancorp, Inc. and its subsidiary NBD Bank, N.A.; Joined
               General Motors Corporation Board in 1972, Chairman of Committee on Director Affairs, member of Executive Committee, Finance
               Committee and Public Policy Committee; Director of Hughes
               Electronics Corporation, AMR Corporation and its subsidiary
               American Airlines, Inc., First Chicago NBD Corporation and its subsidiaries First National Bank of Chicago and NBD Bank
               (Michigan).

[photo]        J. WILLARD MARRIOTT, JR., 64, Chairman, President and Chief
               Executive Officer, Marriott International, Inc., Washington,
               D.C., since October 1993; Chairman, President and Chief
               Executive Officer, Marriott Corporation (1985-1993); Joined
               General Motors Corporation Board in 1989, member of Committee on Director Affairs, Finance Committee and Public Policy
               Committee; Director of Host Marriott Corporation (formerly
               Marriott Corporation), Host Marriott Services Corporation,
               Outboard Marine Corporation, and the U.S.-Russia Business
               Council; Serves on Board of Trustees of National Geographic
               Society, Georgetown University and the Mayo Foundation; Member of The Business Council and The Business Roundtable.

[photo]        ANN D. MCLAUGHLIN, 54, Former U.S. Secretary of Labor
               (1987-1989); Vice Chairman, The Aspen Institute; President,
               Federal City Council, Washington, D.C. (1990-1995); Joined
               General Motors Corporation Board in 1990, member of Audit
               Committee, Capital Stock Committee and Public Policy Committee;
               Director of AMR Corporation and its subsidiary American
               Airlines, Inc., Federal National Mortgage Association, Harman
               International Industries, Host Marriott Corporation (formerly
               Marriott Corporation); Kellogg Company, Nordstrom, Potomac
               Electric Power Company, Sedgwick Group plc, Union Camp
               Corporation, and Vulcan Materials Company; Trustee of The
               Public Agenda Foundation, The Conservation Fund and RAND; Board of Overseers, Wharton School of Business, University of
               Pennsylvania.

[photo]        HARRY J. PEARCE, 53, Vice Chairman, Board of Directors since
               January 1, 1996, and Executive Vice President, Electronic Data
               Systems Corporation, Hughes Electronics Corporation, GM
               Locomotive Group, Allison Transmission Division and Corporate
               Affairs since 1994, Executive Vice President and General
               Counsel (1992-1994), Vice President and General Counsel (1987-
               1992); Joined General Motors Corporation in 1985 and its Board in 1996; Director of Hughes Electronics Corporation, Marriott
               International, Inc.; Member, The Conference Board, North-western University School of Law Visiting Committee, and Board of Visitors, United States Air Force Academy; Trustee, Howard
               University.

                                       4


[photo] ECKHARD PFEIFFER, 54, President, Chief Executive Officer and director (since October 1991), Compaq Computer Corporation,
               Houston, Texas, Executive Vice President and Chief Operating
               Officer (January-October 1991), President, Europe and
               International Division (1989-1990); Director of Bell Atlantic
               Corporation; Member of Executive Board of Southern Methodist
               University Cox School of Business.

[photo] EDMUND T. PRATT, JR., 69, Chairman Emeritus and currently director of Pfizer Inc., New York; Joined General Motors
               Corporation Board in 1977, Chairman of Executive Compensation
               Committee, member of Executive Committee, Committee on Director
               Affairs and Finance Committee; Director of Hughes Electronics
               Corporation, Chase Manhattan Corporation and its subsidiary
               Chase Manhattan Bank, N.A., International Paper Company,
               Minerals Technologies Inc. and AEA Investors, Inc.; Member of
               The Business Council.

[photo]        JOHN G. SMALE, 68, Chairman of the Executive Committee of
               General Motors Corporation since January 1, 1996, former
               Chairman, General Motors Corporation (November 2, 1992
               December 31, 1995); Retired Chairman and Chief Executive of The
               Procter & Gamble Company; Joined General Motors Corporation
               Board in 1982; Ex-officio member of Audit Committee, Capital
               Stock Committee, Finance Committee, Executive Compensation
               Committee, Committee on Director Affairs and Public Policy
               Committee; Member of the Executive Committee of The Business
               Council; Board of Governors, The Nature Conservancy; Emeritus
               Trustee of Kenyon College.

[photo] JOHN F. SMITH, JR., 58, Chairman, General Motors Corporation since January 1, 1996, and Chief Executive Officer and
               President since November 2, 1992, President (April-November
               1992), Vice Chairman, Board of Directors (1990-1992), Executive
               Vice President, International Operations (1988-1990); Joined
               General Motors Corporation in 1961 and its Board in 1990;
               member of Finance Committee; Director of Hughes Electronics
               Corporation, The Procter & Gamble Company; Member of The
               Business Roundtable, The Business Council, U.S.-Japan Business
               Council and the Chancellor's Executive Committee of the University of Massachusetts, and Board of Trustees, Boston
               University; Member of Board of Overseers of Memorial Sloan-
               Kettering Cancer Center and Member of Board of Polish-American
               Enterprise Fund.

                                       5


[photo]        LOUIS W. SULLIVAN, 62, President, Morehouse School of Medicine,
               Atlanta, Georgia, since January 21, 1993; U.S. Secretary of
               Health and Human Services (1989-1993); Joined General Motors
               Corporation Board in 1993, member of Audit Committee and Public
               Policy Committee; Director of Georgia Pacific, 3M Corporation,
               Household International Inc., CIGNA Corporation, Bristol-Myers
               Squibb Company and Equifax Corporation.

[photo] DENNIS WEATHERSTONE, 65, Retired Chairman and currently director of J. P. Morgan & Co. Incorporated and its subsidiary
               Morgan Guaranty Trust Company of New York; Joined General
               Motors Corporation Board in 1986, Chairman of Audit Committee, member of Capital Stock Committee, Executive Committee and
               Executive Compensation Committee; Director of L'Air Liquide,
               Merck & Co., Inc. and the Institute for International
               Economics; Member of The Business Council; President and trustee of the Royal College of Surgeons Foundation, Inc., New
               York; Trustee of the Alfred P. Sloan Foundation; Independent member of the Board of Banking Supervision of the Bank of England.

[photo]        THOMAS H. WYMAN, 66, Chairman, S.G. Warburg & Co. Inc., New
               York, and former Chairman, President and Chief Executive
               Officer, CBS Inc., New York; Joined General Motors Corporation
               Board in 1985, Chairman of Capital Stock Committee and Finance
               Committee, member of Audit Committee, Executive Committee and
               Executive Compensation Committee; Director of Hughes
               Electronics Corporation, AT&T, Zeneca Group PLC (London) and
               United Biscuits (Holdings) plc (Edinburgh); Member of The
               Business Council; Trustee Emeritus of The Ford Foundation and of The Aspen Institute; Chairman Emeritus of Amherst College.

  SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN OTHERS

     The following table sets forth beneficial ownership of all classes of common stock of the Corporation for each current nominee for Director, each
Named Executive Officer and all current directors and officers of the
Corporation as a group as of February 29, 1996 (except for Mr. Pfeiffer). As a result of the proposed split-off of EDS, each share of General Motors Class E
Common Stock will be converted into one share of EDS common stock. The conversion of Class E shares to EDS shares is anticipated to be completed in the second quarter of 1996.
                                       6

     Each of the individuals/groups listed below is the owner of less than one percent of the outstanding shares and voting power of any class of common stock of the Corporation, except that the General Motors Hourly-Rate Employees Pension
Plan owns 30.9% of the outstanding shares and voting power of the Class E Common
Stock (2.2% of the combined voting power of the Common Stock, Class E Common
Stock, and Class H Common Stock). The Capital Group Companies, Inc. is the parent of six investment management companies which beneficially own 5.3% of the outstanding shares and voting power of the Class H Common Stock (0.3% of the combined voting power of the Common Stock, Class E Common Stock, and Class H
Common Stock). No managed account by itself owns 5% or more of the Class H
Common Stock. Except as otherwise noted in the footnotes, each individual has sole voting and investment power with respect to the shares beneficially owned and the totals of shares owned by the individual nominees and all directors and officers as a group. These shares do not include any shares of Common Stock, Class E Common Stock, or Class H Common Stock held by the pension and profit sharing plans or endowment funds of other corporations, or by educational and charitable institutions of which such directors and officers serve as directors or trustees.


                                                           Shares
                                                        Beneficially      Deferred                      Stock
          Directors                 Class Of Stock          Owned        Stock Units        Total       Options(a)
- - - ------------------------------  ----------------------  -------------   -------------   -------------   ----------
A. L. Armstrong (b)...........  Common Stock                   1,500          13,477           14,977     0
                                Class E Common Stock             112           3,848            3,960     0
                                Class H Common Stock              48           1,586            1,634     0
J. H. Bryan (b)...............  Common Stock                   2,000           2,758            4,758     0
T. E. Everhart (b)(c).........  Common Stock                     400           5,644            6,044     0
                                Class E Common Stock               0           3,944            3,944     0
                                Class H Common Stock               0           1,098            1,098     0
C. T. Fisher, III (b)(d)(e)...  Common Stock                  14,766           6,735           21,501     0
                                Class E Common Stock             224           1,924            2,148     0
                                Class H Common Stock              58           2,120            2,178     0
J. W. Marriott, Jr. (b).......  Common Stock                   1,000           5,627            6,627     0
A. D. McLaughlin (b)..........  Common Stock                     923           1,131            2,054     0
                                Class E Common Stock               0             226              226     0
                                Class H Common Stock               0             560              560     0
H. J. Pearce (f)..............  Common Stock                  11,124          25,001           36,125   123,138
                                Class E Common Stock           4,332               0            4,332    35,250
                                Class H Common Stock          21,858           8,402           30,260    35,284
E. Pfeiffer (g)...............  Common Stock                   1,000               0            1,000     0

                                                           Shares
                                                        Beneficially      Deferred                      Stock
          Directors                 Class Of Stock          Owned        Stock Units        Total       Options(a)
- - - ------------------------------  ----------------------  -------------   -------------   -------------   ----------
E. T. Pratt, Jr. (b)(d)(h)....  Common Stock                     200          16,491           16,691     0
                                Class E Common Stock              40          14,416           14,456     0
                                Class H Common Stock              10          11,432           11,442     0
J. G. Smale (b)...............  Common Stock                  16,000           4,538           20,538     0
                                Class E Common Stock             200               0              200     0
                                Class H Common Stock             200               0              200     0
J. F. Smith, Jr. (f)..........  Common Stock                  58,992          55,117          114,109   497,200
                                Class E Common Stock          27,328               0           27,328     0
                                Class H Common Stock          17,897          12,759           30,656     0
L. W. Sullivan (b)............  Common Stock                     100           1,654            1,754     0
                                Class E Common Stock               0             108              108     0
                                Class H Common Stock               0             117              117     0
D. Weatherstone (b)...........  Common Stock                   6,000          10,599           16,599     0
                                Class E Common Stock               0           6,881            6,881     0
                                Class H Common Stock               0             564              564     0
T. H. Wyman (b)(d)............  Common Stock                   1,000           4,764            5,764     0
                                Class E Common Stock             500             412              912     0
                                Class H Common Stock             250             765            1,015     0
    Other Named Executives
- - - ------------------------------
C. M. Armstrong (i)(j)........  Common Stock                   4,950               0            4,950    25,000
                                Class H Common Stock          34,508           9,578           44,086   242,500
L. R. Hughes (f)..............  Common Stock                  18,254          27,413           45,667   175,046
                                Class E Common Stock          13,793               0           13,793     0
                                Class H Common Stock           7,609           6,232           13,841     0
G. R. Wagoner, Jr. (f)........  Common Stock                  13,379          27,094           40,473   160,457
                                Class E Common Stock           8,881               0            8,881     0
                                Class H Common Stock           4,599           6,232           10,831     0
All directors and officers
of the Corporation as a
group.........................  Common Stock                 661,285         568,939        1,230,224 4,225,725
                                Class E Common Stock         223,465          31,759          255,224    35,250
                                Class H Common Stock         173,061         136,446          309,507   309,584

                                                           Shares
                                                        Beneficially      Deferred                      Stock
        Certain Others              Class Of Stock          Owned        Stock Units        Total       Options(a)
- - - ------------------------------  ----------------------  -------------   -------------   -------------   ----------
General Motors Hourly-Rate
Employees Pension Plan .......  Class E Common Stock     149,537,219               0      149,537,219     0
3044 West Grand Blvd.
Detroit, MI 48202
The Capital Group
Companies, Inc. ..............  Class H Common Stock       5,070,200               0        5,070,200     0
333 South Hope Street
Los Angeles, CA 90071

(a) Common Stocks that may be acquired within 60 days through exercise of stock options; additional information regarding stock options is provided on pages 20 and 21.

(b) Deferred Stock Units -- Includes amounts deferred under General Motors Deferred Compensation Plan for Non-Employee Directors. Under the plan, non-employee directors of General Motors are required to retain a portion of the annual retainer in deferred stock units of GM Common Stock. Directors may also elect to defer receipt of all or a portion of their remaining compensation by converting amounts deferred into units of any class of General Motors common stock. In anticipation of the proposed EDS split-off, effective January 1, 1996 no further amounts may be deferred into Class E stock units. Further, under the Director Long-Term Stock Incentive Plan, as more fully described on page iv, directors were credited with Common Stock units related to their length of service on the Board. Under both plans, these stock units are credited with dividend equivalents in the form of additional stock units of the same class. Distribution of amounts deferred is generally not available until after age 70, following termination of service on the Board, and will be paid in cash based on the number of stock units and the market price of the shares at the time of payment.

(c) Does not include 32,000 shares of Common Stock, 16,700 shares of Class E Common Stock, and 1,400 shares of Class H Common Stock held in the endowment fund of the California Institute of Technology or the Beckman Foundation Equity Index Portfolio, the IDS Beckman Foundation portfolio and the Sarofim Beckman Foundation portfolio which it oversees. Dr. Everhart is a member of the Institute's 11-member Investment Committee which has the power to acquire or dispose of the financial investments of the Institute.

(d) Deferred Stock Units -- Includes amounts deferred under Hughes Electronics Deferred Compensation Plan for Non-Employee Directors. Under the plan, members of the Board who are not employees of either General Motors or Hughes Electronics may elect to defer receipt of all or a portion of their compensation as a director of Hughes Electronics. Provisions of the Hughes Electronics deferral plan are identical in all significant respects to provisions of the GM plan described in footnote (b) above, except that the portion required to be retained will be in the form of Class H common stock.

(e) Includes 11,378 shares of Common Stock held in a trust of which Mr. Fisher is a co-trustee and in which he, among other family members, has a residuary interest; 1,688 shares of Common Stock held in two trusts in which Mr. Fisher
                                       9
    has a one-seventh remainderman interest; and 500 shares of Common Stock held in one trust of which Mr. Fisher is a co-trustee and the beneficiary is a relative of Mr. Fisher.

(f) "Shares Beneficially Owned" includes shares credited under the General Motors Savings-Stock Purchase Program ("S-SPP"). Under this program, participants may contribute up to 15% of eligible salary, subject to maximum limits established by the Internal Revenue Code. "Deferred Stock Units" include shares under the General Motors Benefit Equalization Plan-Savings ("BEP-S"). This Plan is a non-qualified "excess benefit" plan that is exempt from ERISA and the Internal Revenue Code limitations, and provides executives with the full GM matching contribution without regard to such limitations. Amounts credited under the Plan are maintained in share units of the Corporation's Common Stock. Upon distribution of an employee's S-SPP account, all amounts in the executive's BEP-S account will be paid in cash. Deferred stock units also include undelivered incentive awards which will vest upon the occurrence of certain events and which are subject to forfeiture under certain circumstances.

(g) Mr. Pfeiffer was nominated as a director on March 4, 1996. Information about Mr. Pfeiffer's stock ownership is as of March 31, 1996.

(h) Does not include shares held by a family member for which Mr. Pratt disclaims voting or investment power.

(i) Includes 280 shares of Common Stock held by Mr. Armstrong's wife. Beneficial ownership of these shares is expressly disclaimed.

(j) "Shares Beneficially Owned" includes shares credited under the Hughes Salaried Employees' Thrift and Savings Plan. Under this program, participants may contribute up to 12% of eligible salary, subject to maximum limits established by the Internal Revenue Code. "Deferred Stock Units" include shares under the Hughes Salaried Employees' Excess Benefits Plan. This plan is a non-qualified "excess benefit" plan that is exempt from ERISA and the Internal Revenue Code limitations, and provides executives with the full Hughes matching contribution without regard to such limitations. Amounts credited under the plan are maintained in share units of General Motors Class H common stock. Upon distribution of an employee's Excess Savings account, all amounts will be paid in cash.

     Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stocks are required to report, within specified monthly and annual due dates, their initial ownership in any class of the Corporation's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of any class of the Corporation's common stocks satisfied such filing requirements in full, except for Mr. W. A. Reed and Ms. S. Young, officers of the Corporation, who each inadvertently filed one monthly report relating to one transaction after the due date. The transactions have now been reported. The foregoing is based upon reports furnished to the Corporation and written representations and information provided to the Corporation by the persons required to make such filings.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The compensation of senior executives -- at GM and all subsidiaries -- is determined by the Executive Compensation Committee ("the Committee") of the General Motors Board of Directors. The Committee, which has oversight of the incentive compensation plans and benefit programs for all GM executive employees, is a standing committee of the Board of Directors. It is comprised entirely of independent Directors and met eight times in 1995. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers. Further, there are no interlocks between the members of the Committee and any executive.

     For 1995, Mr. John F. Smith, Jr. was Chief Executive Officer and President. Effective January 1, 1996, he was also elected to the position of Chairman of the Board of Directors. Mr. Harry J. Pearce, an Executive Vice President in 1995, was elected Vice Chairman and a member of the General Motors Board of Directors effective January 1, 1996. Messrs. Louis R. Hughes and G. Richard Wagoner, Jr. are Executive Vice Presidents of the Corporation. All of these individuals were members of the Corporation's senior leadership group known as the President's Council in 1993, 1994, and 1995. Effective July 1, 1995, Mr. C. Michael Armstrong, Chairman and CEO of General Motors subsidiary, Hughes Electronics Corporation ("Hughes"), was appointed as a member of the GM President's Council. The above named individuals are the Corporation's Named Executive Officers for 1995.

COMPENSATION PHILOSOPHY

     General Motors' executive compensation program is premised on the belief that the interests of executives should be closely aligned with those of GM's stockholders. Based on this philosophy, a meaningful portion of each executive's total compensation is placed at-risk and linked to the accomplishment of specific results which will lead to the creation of value for the Corporation's stockholders in both the short-and long-term. Under this pay-for-performance orientation:

     * executives are motivated to improve the overall performance and profitability of the Corporation, as well as the business sector to which each is assigned, and rewarded only when specific, measurable results have been achieved;

     * accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive's individual performance and contribution;

     * long-term incentive awards are paid in GM common stocks to further reinforce the linkage of executives' interest with those of stockholders; and

     * a highly competitive level of compensation can be earned in years of strong performance to ensure the Corporation attracts and retains the leadership talent needed to successfully maintain and grow its businesses; conversely, in years of below-average performance, an executive's compensation is below competitive benchmarks.

The philosophies of the Corporation's major subsidiaries are in most respects similar to the GM philosophy.

     Stock Ownership Guidelines -- To further underscore the importance of linking executive and stockholder interests, the Committee established formal stock ownership guidelines for the Named Executive Officers, as well as other Corporate Officers and select senior executives. These guidelines were revised in 1995 and early 1996, increasing the requirements for the most senior executives, as well as expanding to approximately 400 the number of executives subject to them. Under the revised guidelines, the GM Chairman is required to hold GM common stocks with a minimum aggregate value equivalent to 3.5 times his base salary. Other members of the President's Council are required to hold 2.5 times base salary, group executives 1.5 times base salary, and other Corporate officers one times base salary. Effective January 1, 1996, the value of the holdings for the remaining executives covered by the guidelines must at least be equivalent to one half of their respective annual base salaries. Ownership of all classes of GM common stocks will be considered toward compliance with the guidelines. As of February 29, 1996, all Named Executive Officers met or exceeded their respective guideline level. While formal guidelines have not been established for the balance of the executive group, the importance of stock ownership is reinforced through plan design and in communications with these executives.

     Compensation Deductibility Policy -- In order to preserve the deductibility of performance-based compensation in excess of $1 million per taxable year to each of the Named Executive Officers, the Committee intends to comply with
Section 162(m) of the Internal Revenue Code (and any regulations promulgated thereunder) to the extent such compliance is practicable. However, if compliance with the rules conflicts with the aforementioned executive compensation philosophy, or is deemed not to be in the best interests of stockholders, the Committee will abide by the executive compensation philosophy regardless of the impact of such actions on the tax deductibility of compensation paid to executive officers covered by Section 162(m). In this regard, under a plan adopted in 1995, all base salary amounts in excess of $1 million for Mr. John F. Smith, Jr. are deferred until retirement.

COMPENSATION PLAN

     In carrying out its responsibilities, the Committee annually reviews the executive compensation programs and policies of the domestic competitors of the Corporation and its major subsidiaries. In view of the limited number of automotive industry competitors and in recognition of the fact that the competitive labor market for GM's executives is broader than the automotive industry, compensation levels and policies are also benchmarked against a group of very large manufacturing companies [which are included in Standard and Poor's ("S&P") 500 Composite Stock Index] worldwide to ensure that GM's plans and practices provide a highly competitive compensation opportunity in the context of its performance and compensation philosophy. For reference, the performance of General Motors common stocks relative to its competition and the S&P 500 Index is provided at the conclusion of the compensation disclosure section starting on page 25.

     Market data are obtained from comparator group companies through annual surveys. In addition, compensation program design/practice data are regularly solicited from various compensation consultants to assist the Committee in its evaluation of competitive pay levels and program trends. These data, in addition to their interpretation of the compensation philosophy discussed above, serve as the basis for the Committee's development and periodic review and adjustment, if appropriate, of the compensation structure (e.g., relative size of each element of the compensation package and mix of fixed to variable, or at-risk, compensation) for executives.

     During 1995, the Board of Directors met in executive session to review the Corporation's performance and the performance of the CEO and other members of the President's Council, including the other Named Executive Officers. The Committee advised the Board with respect to all compensation determinations for these executives.

     As discussed below, aside from benefits (which will be reviewed in the tables following this report), an executive's total compensation package is comprised of four components: (1) base salary; (2) annual incentives; (3) stock options and (4) other long-term incentives. Compensation for Mr. Armstrong, Chairman and CEO of Hughes Electronics Corporation, as well as other executives at Hughes, is paid in accordance with terms of the Hughes Annual Incentive, Stock Option and Long-Term Achievement Plans. Awards/grants under these Plans are similar in most respects to awards granted to General Motors executives under the General Motors Amended 1987 Stock Incentive Plan ("SIP") and the General Motors Performance Achievement Plans ("PAP"). Where significant differences exist between provisions of the General Motors incentive plans versus Hughes incentive plans, such differences will be discussed either in this Report of the Compensation Committee or, if appropriate, in the relevant tables in the Executive Compensation section of this Proxy Statement. Absent any comments to the contrary, it may be assumed that compensation provisions for Mr. Armstrong are identical in all significant respects to provisions for the other General Motors Named Executives.

     Base Salary -- Under the current compensation structure, base salaries for GM executives are targeted to be in the upper end of the third quartile of the salaries paid to comparable positions at the comparator group (fourth quartile being the highest). Salaries for Hughes executives are targeted at the fiftieth percentile. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as the executive's scope of responsibility, current performance, maturity in position, future potential and overall competitive positioning relative to comparable positions at other companies.

     In 1994, as part of a reorganization, Messrs. Hughes, Pearce, and Wagoner were given added responsibilities in the management of the Corporation. In line with these added responsibilities, the Committee determined that the base salaries of these individuals should be increased. In making this decision, the Committee carefully considered the scope of each executive's responsibilities relative to comparable positions at survey companies. No salary increases were granted to any Named Executive Officer, including the CEO, in 1995. In recognition of his election as Chairman of the Board of Directors, the Committee's assessment of his outstanding performance and an interval of 34 months since his last increase, Mr. Smith received an increase in salary of 17% (6% on an annual basis) to $1,750,000 on January 1, 1996.

     At the time of his respective salary adjustment while an executive officer, each executive signed a non-compete agreement barring him from working for an automotive competitor for a period of three years from the date of the salary adjustment. The Committee believes that it is in GM stockholders' best interests to ensure continuity in the Corporation's senior leadership group. At the time of his employment with Hughes, Mr. Armstrong entered into an agreement related to his retirement benefits which is discussed in the section entitled "Retirement Program" commencing on page 22. Aside from these agreements, the Corporation has no contractual or other arrangements with these executive officers.

     Annual Incentives -- Annual incentives for Messrs. Smith, Hughes, Pearce, and Wagoner are granted under the General Motors Amended 1987 Stock Incentive Plan which was approved by stockholders at the 1992 Annual Meeting. To further reinforce accountability at all levels within the executive group and to enhance the overall motivational value of the plan, there are two separate annual incentive award components -- one based exclusively on Corporate results and the
                                       13
other strictly on the performance of the business sector to which the executive is assigned. The apportionment of an executive's annual incentive award between the two components varies by level of responsibility. In view of their Corporate-wide responsibility, the annual incentive award opportunity for all Named Executive Officers except Mr. Armstrong is based exclusively on GM's overall performance. The annual incentive award opportunity for Mr. Armstrong was determined prior to his becoming a member of the President's Council and is based exclusively on Hughes' overall performance.

     In addition to establishing a targeted performance level for both award components, the Committee also identifies threshold or minimum performance levels which must be achieved before awards for either component are granted. The size of final awards granted is scaled to the actual level of performance achieved. In establishing this payout range, the Committee assesses the relative degree of performance necessary to achieve the target objective and reviews past and projected budgeted performance levels and external marketplace conditions (e.g., economic outlook, projected size of automotive industry volumes, expected market share projections). There is no specified weight assigned to these factors; the Committee uses its judgment based on these and other considerations in establishing the payout range.

     For 1995, the payment of either a GM Corporate or sector award was triggered solely on the achievement of predetermined profitability goals. For the Corporate component, the goal was expressed in terms of net income attributable to GM $1-2/3 Common Stock. Profitability goals for the various sectors were generally based on net income. Profitability goals for both award components were derived from the Corporation's budget and business plan for the year and, based on Management's input, the Committee used its discretion in setting the specific profitability targets for the Corporate component and each sector. For each of the GM Named Executive Officers, individual award targets were based on a percent of base salary on January 1, 1995, ranging from .6 times base salary for threshold performance, one times base salary if target levels were realized and, for maximum performance, individual awards for these executives could be 1.75 times base salary. The performance target for Hughes was based on sales margin, net asset turnover, and operating profit. The target award for Mr. Armstrong was set at an amount equal to .8 times base salary on January 1, 1995, and was determined prior to his becoming a member of the President's Council in July 1995. For threshold performance, Mr. Armstrong's award will pay out at .56 times base salary and, for maximum performance, will pay at 1.4 times base salary. For both GM and Hughes, for earnings performance falling within the ranges for minimum, target, and maximum, individual awards are prorated accordingly.

     General Motors' overall record net income results for 1995 were above target but below the level for a maximum payout. After a thorough review of the Corporation's overall performance and an evaluation of Messrs. Smith, Hughes, Pearce and Wagoner's individual performance and other factors, the Committee approved 1995 annual incentive award payouts for each Named Executive Officer on a basis above target but below maximum payout levels. In determining such awards, the Committee noted that the total bonus fund for 1995 was below 1994, despite record corporate performance (net income up approximately 40% before adjustments for unusual items). Upon the recommendation of Management, the Committee had set aggressive financial targets for 1995 and, even with significant performance improvements, final results were at a level below those established by the Committee for maximum incentive payout. The Committee continues to adhere to a rigorous standard for paying incentive awards. Similarly, after reviewing Hughes' overall performance and Mr. Armstrong's individual performance and other factors, the Committee approved the 1995 annual incentive award payout for Mr. Armstrong on a basis above target but below maximum payout levels.

     Awards for Messrs. Smith, Hughes, Pearce and Wagoner were denominated in restricted stock units of GM Common, Class E, and Class H stocks at the time of award and are paid in cash on an installment basis. The Committee determined that 1995 awards would be paid in two installments with the first in early 1996 and the final installment in early 1997, except that, in recognition of the anticipated split-off of EDS, the second installment of Class E stock would vest on the date of grant and be paid simultaneous with the first installment. In accordance with provisions of the Hughes Annual Incentive Plan, the award to Mr. Armstrong was paid in a lump-sum cash payment.

     Stock Options -- Like annual incentives, stock options are also granted under the provision of the Amended 1987 SIP. Stock options are granted to reinforce the importance of improving stockholder value over the long term and to encourage and facilitate executive stock ownership. Stock options are granted at 100% of the fair market value of the stock on the date of grant to ensure the executives can only be rewarded for appreciation in the price of GM common stocks when the Corporation's stockholders are similarly benefited. While all executives are eligible to receive stock options, participation in each annual grant, as well as the size of the grant each participating executive receives, is contingent on the executive's performance and potential.

     Option grant levels, as with each element of an executive's compensation package, are determined on the basis of the compensation structure developed by the Committee. Under this structure, target option grants have been patterned after industry-competitive long-term incentive compensation practices. Following an examination of these practices, the Committee determined to increase the grants to the four GM Named Executive Officers in 1995. These grants are positioned at a level which, in conjunction with their target Performance Achievement Plan (PAP) awards (which are detailed on page 21 and discussed in the following section of this report), places the executives at a level which equates to the upper end of the third quartile of the long-term incentives paid to comparable positions at survey companies. The Committee considered the number of option shares each executive had been previously granted in determining the size of the grants to the Named Executive Officers.

     In view of his oversight responsibility for Electronic Data Systems and Hughes, the Committee determined that the grant for Mr. Pearce would be denominated in all three classes of GM common stocks as detailed starting on page 17. In addition, the award to Mr. Armstrong, which was made prior to his appointment as a member of the President's Council, was denominated entirely in Class H stock, reflecting his position as CEO of Hughes. Grants to all other GM executives, including the other three Named Executive Officers, were denominated exclusively in GM $1-2/3 Common Stock.

     Other Long-Term Incentives -- In contrast to stock options, which reward executives for stockholder value creation as measured by improvement in the prices of GM common stocks, the GM Performance Achievement Plan and Hughes Long-Term Achievement Plan are intended to focus executives on the accomplishment of key long-term strategic business objectives which require more than one year to complete. Participation in these long-term plans is generally restricted to those executives in positions of major responsibility (approximately the top 450 GM executives under the PAP and approximately the top 75 Hughes executives under the LTAP).

     Target PAP and LTAP awards are typically made annually and payout is contingent on the achievement of predetermined targets over a three-year plan period as outlined in the Corporation's and Hughes' strategic business plans for the award period. Payment of any awards relating to the 1995-1997 PAP and LTAP grant will be based on the
                                       15
achievement of predetermined Return On Net Assets ("RONA") levels based on GM's and Hughes' respective business plans. The percentage of each target award, if any, that eventually is distributed to participants is determined by the Committee based on the actual level of performance achieved over the award period versus the targeted goal. No awards are paid for cumulative performance below a predetermined threshold level and final awards are capped at 200% of target under the PAP and 175% of target under the LTAP, for performance in excess of predetermined maximum levels.

     The 1995 PAP and LTAP target awards (starting on page 21) cover the three-year period 1995-1997. The sizes of the target awards for the CEO and the other Named Executive Officers were developed in line with the methodology discussed in the previous section on stock options and expressed as a percentage of base salary as of January 1, 1995. For Messrs. Smith, Hughes, Pearce, and Wagoner, these awards were denominated in cash but, if earned, will be paid out in GM Common and Class H stocks. To reinforce executive stock ownership, the payment of any final awards is subject to a mandatory vesting schedule of up to four installments, depending on a participant's level of responsibility and the size of the final award. For Messrs. Smith, Hughes, Pearce, and Wagoner, the final installment will be paid subsequent to retirement. The award for Mr. Armstrong will be paid in a single installment in the form of 25% GM Common Stock and 75% Class H Common Stock.

     The cumulative GM earnings results for the 1993-1995 performance period were above the maximum established by the Committee. As a result, the awards for Messrs. Smith, Hughes, Pearce, and Wagoner paid out at the maximum level. The Hughes RONA realized for the 1993-1995 performance period was above target but below the maximum payout level. As a result, the final award for Mr. Armstrong was paid above target but below the maximum payout level.

                                       EXECUTIVE COMPENSATION COMMITTEE

                                       Edmund T. Pratt, Jr., Chairman
                                       John H. Bryan
                                       John G. Smale
                                       Dennis Weatherstone
                                       Thomas H. Wyman

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation of the Chief Executive Officer and each of the other four most highly compensated Named Executive Officers of General Motors Corporation (all of whom were members of the President's Council in 1995), for services in all capacities while a Named Executive Officer of the Corporation during 1993, 1994, and 1995.

                                                   Annual Compensation                       Long-Term Compensation
                                       -------------------------------------------          -------------------------
                                                                                              Awards        Payouts
                                                                          Other               ------      -----------
                                                                         Annual               $1-2/3       Long-Term     All Other
        Name and                                                         Compen-               Stock       Incentive      Compen-
   Principal Position        Year         Salary         Bonus(1)       sation(2)             Options     Payouts(3)     sation(4)
- - - -------------------------  ---------   -------------   -------------   -----------          -----------   -----------   -----------
                                             $               $              $                # Shares          $            $
J. F. Smith, Jr.
     CEO & President.....       1995       1,500,000       1,750,000        54,181             150,000      2,300,000       33,750
                                1994       1,500,000       1,925,000          N.A.             120,000      2,268,000       22,500
                                1993       1,375,000        -0-               N.A.             120,000        -0-           20,624
C. M. Armstrong*
     CEO & Chairman......       1995         700,000         775,000       139,038   Cl. H      55,000      1,377,000       43,501
     Hughes Electronics
L. R. Hughes
     Executive VP........       1995         850,000         900,000          N.A.              80,000      1,100,000       19,125
                                1994         800,000         963,000          N.A.              50,000        961,000       12,000
                                1993         688,000        -0-               N.A.              50,000        -0-           10,312
H. J. Pearce
     Executive VP........       1995         850,000         900,000          N.A.   Com.       40,000      1,100,000       19,125
                                                                                     Cl. E      22,300
                                                                                     Cl. H      25,000
                                1994         800,000         963,000          N.A.   Com.       25,000        978,000       12,000
                                                                                     Cl. E      25,900
                                                                                     Cl. H      18,700
                                1993         688,000        -0-               N.A.   Com.       25,000        -0-           10,312
                                                                                     Cl. E      13,000
                                                                                     Cl. H      16,500
G. R. Wagoner, Jr.
     Executive VP........       1995         850,000         900,000          N.A.              80,000      1,100,000       19,125
                                1994         800,000         963,000          N.A.              50,000        952,000       12,000
                                1993         675,000        -0-               N.A.              50,000        -0-           10,125

  * Not a Named Executive Officer prior to July 1, 1995.

(1) The award for Mr. Armstrong was paid in cash in one installment under terms of the Hughes Annual Incentive Plan. Awards for the other Named Executive Officers were granted under the General Motors Amended 1987 Stock Incentive Plan and were denominated in the form of restricted stock units equivalent to shares of the
                                       17

    Corporation's Common, Class E, and Class H stocks, which vest on an installment basis and will be paid in cash. Final awards for each year are determined shortly after the close of the award year, with payment commencing as soon as practicable thereafter. For awards which are paid in installments, the second installment vests on the last day of the year in which the final award is determined and payment is made in the following month. In recognition of the anticipated EDS split-off, all Class E shares in the 1995 grant vested on date of grant and were paid in the first installment. Prior to delivery, shares will be retained by the Corporation to satisfy tax withholding obligations. Dividend equivalents will be paid on unvested shares. The following table sets forth the number of shares which were vested and paid and the number of shares which remain unvested and unpaid as of February 29, 1996:

                                                1995 Award Shares Vested
                                                    and Paid in 1996                  1995 Award Shares Unvested
                                 Grant     -----------------------------------    -----------------------------------
                                  Year      Common        Cl. E        Cl. H       Common        Cl. E        Cl. H
                                 ------    ---------    ---------    ---------    ---------    ---------    ---------
                                              #            #            #             #            #            #
J. F. Smith, Jr...............     1995       5,861        5,517        6,028        14,067       -0-           3,617
L. R. Hughes..................     1995       3,015        2,837        3,100         7,234       -0-           1,860
H. J. Pearce..................     1995       3,015        2,837        3,100         6,782       -0-           2,325
G. R. Wagoner, Jr.............     1995       3,015        2,837        3,100         7,234       -0-           1,860

                                              Second Installment 1994 Award
                                           Shares Vested 12/31/95 and Paid in
                                                          1996                    Value of Second Installment Shares
                                 Grant     -----------------------------------    -----------------------------------
                                  Year      Common        Cl. E        Cl. H       Common        Cl. E        Cl. H
                                 ------    ---------    ---------    ---------    ---------    ---------    ---------
                                                                                   $52.88       $52.00       $49.13
                                              #            #            #             $            $            $
J. F. Smith, Jr...............     1994      16,789        3,714        4,042       887,718      193,128      198,563
L. R. Hughes..................     1994       8,398        1,858        2,022       444,044       96,616       99,331
H. J. Pearce..................     1994       8,398        1,858        2,022       444,044       96,616       99,331
G. R. Wagoner, Jr.............     1994       8,398        1,858        2,022       444,044       96,616       99,331

(2) For Mr. Smith, amount includes $21,047 related to use of Corporate aircraft. For Mr. Armstrong, includes $50,167 related to use of Corporate aircraft and $40,000 for housing allowance.

(3) Awards under the General Motors 1987 and 1992 Performance Achievement Plans and Hughes Electronics Long-Term Achievement Plan. Under the Plans, awards were made covering the 1990-93, 1991-94, 1992-94, and 1993-95 performance periods. Final awards are determined shortly after the close of the performance period, with payment commencing as soon as practicable thereafter. There were no long-term payments related to the 1990-93 PAP performance period. For the 1991-94 PAP cycle, the Committee determined that awards would be paid in cash in one installment. For the 1992-94 and 1993-95 PAP cycles, the Committee determined that awards would be paid in all three classes of GM common stocks and would be subject to an installment vesting schedule. For the Named Executive Officers other than Mr. Armstrong, vesting occurs in four equal installments, the first at the time the final
                                       18
    award is determined, the second and third at the end of the same and following year, and the fourth installment subsequent to retirement, except that in recognition of the anticipated EDS split-off, all Class E shares in the 1993-95 grant vested on date of grant and were paid simultaneous with the first installment. Further, all remaining Class E shares in the 1992-94 grant vested on December 31, 1995 and were paid in January 1996. The award to Mr. Armstrong was made under the Hughes Long-Term Achievement Plan and paid in a single installment in the form of Common and Class H stocks. Dividend equivalents will be paid on unvested PAP shares. The following table sets forth for the 1992-94 and 1993-95 award cycles, the number of shares which were vested and paid and the number of shares which remain unvested and unpaid as of February 29, 1996:

                                                Shares Vested and Paid in 1996                 Shares Unvested
                                   Grant      -----------------------------------    -----------------------------------
                                   Year        Common        Cl. E        Cl. H       Common        Cl. E        Cl. H
                                 ---------    ---------    ---------    ---------    ---------    ---------    ---------
                                                 #            #             #           #            #            #
J. F. Smith, Jr...............     1993-95       8,089        6,524         1,783      24,266       -0-           5,348
C. M. Armstrong...............     1993-95       4,567       -0-           21,368      -0-          -0-          -0-
L. R. Hughes..................     1993-95       3,869        3,120           853      11,605       -0-           2,558
H. J. Pearce..................     1993-95       2,763        5,200         1,421       8,289       -0-           4,263
G. R. Wagoner, Jr.............     1993-95       3,869        3,120           853      11,605       -0-           2,558

                                           Shares Vested                Value of Shares Vested           Shares Unvested as of
                                         December 31, 1995                December 31, 1995                December 31, 1995
                          Grant      --------------------------     ------------------------------     --------------------------
                          Year       Common     Cl. E     Cl. H     Common       Cl. E      Cl. H      Common     Cl. E     Cl. H
                         -------     ------     -----     -----     -------     -------     ------     ------     -----     -----
                                                                     $52.88      $52.00     $49.13
                                       #         #         #           $           $          $          #         #         #
    J. F. Smith, Jr....  1992-94     7,876      5,226     1,897     416,444     271,752     93,190     15,751     -0-       3,792
    L. R. Hughes.......  1992-94     3,768      2,500      907      199,233     130,000     44,556     7,535      -0-       1,814
    H. J. Pearce.......  1992-94     3,768      2,500      907      199,233     130,000     44,556     7,535      -0-       1,814
    G. R. Wagoner, Jr..  1992-94     3,768      2,500      907      199,233     130,000     44,556     7,535      -0-       1,814

(4) Except for Mr. Armstrong, amounts are Company contributions under the S-SPP and the BEP-S. Under the S-SPP, which is open to all eligible salaried employees, an employee can contribute up to 15% of salary, subject to an IRS maximum ($150,000 salary for 1995) and the Corporation provides contributions up to 25% of the employee's savings up to 6% of salary in GM Common Stock units. Effective July 1, 1995, the Corporation's matching percentage was increased from 25% to 50%. Under the BEP-S (a non-qualified, unfunded benefit plan) the Corporation matches contributions on a basis identical to the S-SPP on that portion of an executive's salary in excess of the IRS limit. For Mr. Armstrong, amounts reflect Company contributions under the Hughes Salaried Employees' Thrift and Savings Plan and Hughes Salaried Employees' Excess Benefit Plan. Under both Plans, which are open to all eligible salaried employees of Hughes Electronics, an employee can contribute up to 12% of salary, subject to the IRS maximum stated above. Hughes contributes an amount equal to 100% of the first 3% of salary in Class H stock units.

                         OPTIONS AND SAR GRANTS IN 1995

     The following table shows the options granted to Messrs. Smith, Hughes, Pearce and Wagoner on January 9, 1995. These options were comprised of both non-qualified and Incentive Stock Options (ISOs) and are 33% exercisable one year after date of grant, 67% exercisable two years after date of grant and 100% exercisable three years after the date of grant. The table also displays the non-qualified options granted to Mr. Armstrong on May 1, 1995. These options are 50% exercisable one year after date of grant and 100% exercisable two years after the date of grant. All ISOs expire ten years from the date of grant and non-qualified options expire ten years and two days from the date of grant.

                                       Individual Grants
                    -------------------------------------------------------            Potential Realizable Value at
                    Number of    % of Total                                         Assumed Annual Rates of Stock Price
                    Securities     Options                                            Appreciation for Option Term(1)
                    Underlying   Granted to                                   ------------------------------------------------
                     Options      Employees      Exercise      Expiration     At 0% Annual    At 5% Annual      At 10% Annual
       Name          Granted       in 1995         Price          Date        Growth Rate      Growth Rate       Growth Rate
- - - ------------------  ---------   -------------   -----------   -------------   ------------   ---------------   ---------------
                    # Shares          %           $/Share                          $                $                 $

    $1-2/3 Par
   Common Stock
     Options
- - - ------------------
J. F. Smith, Jr....  150,000            2.27         43.25          1/10/05      -0-              4,080,000        10,339,500
L. R. Hughes.......   80,000            1.21         43.25          1/10/05      -0-              2,176,000         5,514,400
H. J. Pearce.......   40,000            0.61         43.25          1/10/05      -0-              1,088,000         2,757,200
G. R. Wagoner, Jr..   80,000            1.21         43.25          1/10/05      -0-              2,176,000         5,514,400

  Class E Stock
     Options
- - - ------------------
H. J. Pearce......    22,300          100.00         38.88          1/10/05      -0-                545,235         1,381,708

  Class H Stock
     Options
- - - ------------------
H. J. Pearce......    25,000            1.37         34.63          1/10/05      -0-                544,500         1,379,750
C. M. Armstrong...    55,000            3.01         39.94           5/2/05      -0-              1,381,600         3,500,750

(1) The dollar amounts under these columns are the results of calculations at 0%, and at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of GM common stocks. Stockholders are, therefore, cautioned against drawing any conclusion from the appreciation data shown. Optionees will only realize value from this grant if the price of GM common stock appreciates, which would benefit all stockholders commensurably. The Corporation did not use an alternative formula for grant valuation as it is not aware of any formula which will determine, with reasonable accuracy, a present value based on future unknown or volatile factors.

                   AGGREGATE OPTION/SAR EXERCISES IN 1995 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1995

     The following table provides information as to options exercised by each of the Named Executive Officers in 1995 and the value of options held by such executives at year-end, measured in terms of the closing prices of General Motors common stocks (Common -- $52.88; Class E -- $52.00; Class H -- $49.13) on December 29, 1995. No SARs may be granted under the General Motors Amended 1987 Stock Incentive Plan.

                                                                                                             Value of
                                                                                  Number of                 Unexercised
                                                                                 Unexercised               In-the-Money
                                                                              Options/[SARs] at          Options/[SARs] at
                                                                                Dec. 31, 1995              Dec. 31, 1995
                                               Shares
                             Class of         Acquired         Value            Exercisable/               Exercisable/
          Name                Stock         on Exercise      Realized           Unexercisable              Unexercisable
- - - ------------------------  --------------   --------------   -----------   -------------------------   -----------------------
                                              # Shares           $                # Shares                       $
J. F. Smith, Jr.........  Common                -0-             -0-          402,104  /     210,000    5,191,857  /  1,443,750
C. M. Armstrong.........  Common                -0-             -0-           25,000  /     -0-          378,125  /    -0-
                          Class H              20,000        448,800         187,500  /      82,500    4,273,413  /   845,488
L. R. Hughes............  Common                -0-             -0-          123,379  /     105,000    1,590,213  /   770,000
H. J. Pearce............  Common                -0-             -0-           97,305  /      52,500    1,227,093  /   385,000
                          Class E              25,950        433,813         -0-      /      35,250      -0-      /   608,051
                          Class H               -0-             -0-           17,600  /      34,350      430,056  /   590,842
G. R. Wagoner, Jr.......  Common                -0-             -0-          108,790  /     105,000    1,391,161  /   770,000

                           LONG-TERM INCENTIVE AWARDS

     The following table displays target long-term incentive awards granted to Named Executive Officers in 1995 under the General Motors 1992 Performance Achievement Plan and to Mr. Armstrong under the Hughes Long-Term Achievement Plan. Assuming that the minimum or threshold performance level is met, the percentage of the target award eventually paid to participants depends upon the extent to which the established RONA target for the three-year performance period is achieved. If the threshold performance level established by the Committee is not met, no final awards will be paid.

                                                                          Estimated Future Payouts
                          Number of                                   Under Non-Stock Price-Based Plans
                        Shares, Units                     ---------------------------------------------------------
                              or          Performance        Below
         Name            Other Rights        Period        Threshold      Threshold        Target        Maximum
- - - ----------------------  --------------   --------------   ------------   ------------   ------------   ------------
                            # Shs.                             $              $              $              $
J. F. Smith, Jr.......         N.A.             1995-97       -0-             600,000      1,500,000      3,000,000
L. R. Hughes..........         N.A.             1995-97       -0-             340,000        850,000      1,700,000
H. J. Pearce..........         N.A.             1995-97       -0-             340,000        850,000      1,700,000
G. R. Wagoner, Jr.....         N.A.             1995-97       -0-             340,000        850,000      1,700,000
C. M. Armstrong                                                                # Shs.         # Shs.         # Shs.
     --Common.........        4,307             1995-97       -0-                 861          4,307          7,537
     --Class H........       14,546             1995-97       -0-               2,909         14,546         25,455

                               RETIREMENT PROGRAM

     The retirement program for General Motors executives in the United States consists of the General Motors Retirement Program for Salaried Employees, which is a tax-qualified plan and subject to ERISA, as well as two non-qualified plans (collectively the "GM Salaried Program"). The contributory portion of the tax-qualified plan provides defined benefits under a formula based on eligible years of credited service and upon the average pensionable remuneration received in the highest five years out of the final ten years of service, subject to certain Internal Revenue Code limitations which change from time to time. In addition, employees receive an annual retirement benefit which is equal to the sum of 100% of their contributions made after October 1, 1979 and of smaller percentages of contributions made before that date. If employees do not elect to contribute to the tax-qualified plan, they are entitled to receive only basic retirement benefits equal to a flat dollar amount per year of credited service, essentially equivalent to the General Motors Hourly-Rate Employees Pension Plan. Benefits under the tax-qualified plan vest after five years of credited service and are payable at the normal retirement age of 65, either in the form of a single life annuity or in a reduced amount, in joint and survivor form.

     If executives made the required contributions to the tax-qualified plan, they may also be eligible to receive the regular form of a supplemental executive retirement benefit. The sum of the qualified plan benefits and the regular form of the supplemental executive retirement benefit will provide the executive with total annual retirement benefits under the GM Salaried Program that are equal to 2% times eligible years of credited service times the average of the highest five years of base salary during the final ten years of service, less 2% times the years of credited service times the maximum annual Social Security benefit payable to a person retiring at age 65. Table I, on page 23, shows the regular form of the estimated total annual retirement benefit related to final average base salary as of December 31, 1995 that would be payable in 12 equal monthly installments per annum as a single life annuity to executives retiring in 1996 at age 65 (the benefits shown are based upon maximum Social Security benefits of $14,976 payable to persons retiring in 1996). If the executive elects to receive benefits in the form of a 60% joint and survivor annuity, the amounts shown would generally be reduced by from 5% to 7.5%, depending upon the age differential between spouses.

                                    TABLE I

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
   ASSUMING EXECUTIVE QUALIFIES FOR REGULAR SUPPLEMENTAL EXECUTIVE RETIREMENT
                              PROGRAM BENEFITS(A)

                            Years of Eligible Contributory Credited Service
  Highest Five-Year        -------------------------------------------------
Average Annual Salary        15           25            35            45
- - - ----------------------     -------     ---------     ---------     ---------
          $                   $            $             $             $
         500,000           145,507       242,512       339,517       436,522
         775,000           228,007       380,012       532,017       684,022
       1,050,000           310,507       517,512       724,517       931,522
       1,325,000           393,007       655,012       917,017     1,179,022
       1,600,000           475,507       792,512     1,109,517     1,426,522
       1,875,000           558,007       930,012     1,302,017     1,674,022

(a) The average annual base salary for the highest five years over the last 10-year period and the eligible years of credited service as of December 31, 1995 for each of the Named Executive Officers were as follows: Louis R. Hughes, $570,583, 28 years; Harry J. Pearce, $587,167, 16 years; John F. Smith, Jr., $1,139,583, 35 years; and G. Richard Wagoner, Jr., $547,500, 18 years. The annual base salaries for the most recent year(s) considered in the calculation of the averages reported here are in the Summary Compensation Table on page 17 in the column labeled "Salary."

     An executive may be eligible to receive the alternative form of the supplemental executive retirement benefit in lieu of the regular form of the supplemental executive retirement benefit contingent upon satisfaction of certain criteria including, but not limited to, refraining from working for any competitor or otherwise acting in any manner inimical or contrary to the best interests of the Corporation. The executive will receive the greater of the regular form or the alternative form of the supplemental executive retirement benefit. The sum of the qualified plan benefits and the alternative form of the supplemental executive retirement benefit will provide the executive with total annual retirement benefits that are equal to 1.5% times eligible years of credited service (up to a maximum of 35 years) times the average of the executive's highest five years of total direct compensation (i.e., the average of the five highest years of base salary plus the average of the five highest years of bonus and/or restricted stock units awarded) out of the last ten years, less 100% of the maximum annual Social Security benefit payable to a person age
65. Table II, on page 24, shows the alternative form of the estimated total annual retirement benefit related to final average total direct compensation as of December 31, 1995, that would be payable in 12 equal monthly installments per annum as a single life annuity to executives retiring in 1996 at age 65 (the benefits shown are based upon maximum Social Security benefits of $14,976 payable to persons retiring in 1996). Again, the amounts shown would be reduced in the same way as under the regular form if the executive were to elect joint and survivor benefits.

                                    TABLE II

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
 ASSUMING EXECUTIVE QUALIFIES FOR ALTERNATIVE SUPPLEMENTAL EXECUTIVE RETIREMENT
                              PROGRAM BENEFITS(A)

  Highest Five-Year                Years of Eligible Contributory Credited Service
 Average Annual Total    -------------------------------------------------------------------
 Direct Compensation         15            20            25            30            35
- - - ----------------------   -----------   -----------   -----------   -----------   -----------
          $                   $             $             $             $             $
            900,000          187,524       255,024       322,524       390,024       457,524
          1,550,000          333,774       450,024       566,274       682,524       798,774
          2,200,000          480,024       645,024       810,024       975,024     1,140,024
          2,850,000          626,274       840,024     1,053,774     1,267,524     1,481,274
          3,500,000          772,524     1,035,024     1,297,524     1,560,024     1,822,524
          4,150,000          918,774     1,230,024     1,541,274     1,852,524     2,163,774

(a) The average annual total direct compensation, determined as described in the preceding paragraph, and the eligible years of credited service as of December 31, 1995 for each of the Named Executive Officers were as follows:
    Louis R. Hughes, $1,088,183, 28 years; Harry J. Pearce, $1,147,767, 16 years; John F. Smith, Jr., $2,224,583, 35 years; and G. Richard Wagoner, Jr., $1,017,100, 18 years. The annual total direct compensation for the most recent year considered in the calculation of the sum of the averages of salary and of bonus income, which is reported here as average annual total direct compensation, will be found in the Summary Compensation Table on page 17 in the column labeled "Salary" and in the column labeled "Bonus."

     In addition, the Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee shall determine for purposes of computing the regular and alternative forms of supplemental executive retirement benefits for such executives. The regular or alternative form of the supplemental executive retirement benefit is provided under a program which is non-qualified for tax purposes and not pre-funded. Supplemental executive retirement benefits under the regular and alternative formula can be reduced or eliminated for both retirees and active employees by the Committee and the Board of Directors.

     At the time of his employment with Hughes, Mr. Armstrong entered into an agreement which provided that Hughes would provide the difference between the amount of retirement benefit Mr. Armstrong actually receives from his former employer and the amount of retirement benefit he would have received had he remained with his previous employer until age 60, less any amounts accrued under the Hughes retirement program.

                            PERFORMANCE PRESENTATION

     Set forth below are graphs which compare the cumulative total returns, including reinvestment of dividends, for each of the three classes of General Motors common stocks against the cumulative total return of the Standard & Poor's (S&P) 500 Composite Stock Index and respective peer group indices for the last five fiscal years, assuming investment of $100 in each of the Corporation's common stocks and each of the respective peer indices noted on January 1, 1991. For General Motors Common Stock, a peer group index comprised of Ford Motor Company and Chrysler Corporation has been used. The comparator index used for Class E Common Stock is the Standard & Poor's Computer Software Index. Reflecting the diversity of Hughes Electronics Corporation's business, a comparator group index has been developed using Value Line industry group data for the following: Auto Parts--OEM; Telecommunications Service; Telecommunications Equipment; Aerospace/Defense; and Electronics. In constructing the index, a two-stage weighting process was applied. The data were first weighted by market value within each industry group and then by the percentage each line represented of Hughes Electronics Corporation's segment revenue.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                          GENERAL MOTORS COMMON STOCK,
                        S&P 500 INDEX, FORD AND CHRYSLER

DATE       GM COMMON STOCK     S&P 500     FORD AND CHRYSLER
1/1/91           100             100              100
1/1/92            88             130              110
1/1/93           102             140              208
1/1/94           177             154              346
1/1/95           138             156              319
12/31/95         177             215              366

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                      GENERAL MOTORS CLASS E COMMON STOCK,
                 S&P 500 INDEX, AND S&P COMPUTER SOFTWARE INDEX

DATE     GM CLASS E COMMON STOCK     S&P 500     S&P COMPUTER SOFTWARE INDEX
1/1/91            100                  100                  100
1/1/92            165                  130                  153
1/1/93            175                  140                  181
1/1/94            157                  154                  230
1/1/95            209                  156                  272
12/31/95          287                  215                  383

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                      GENERAL MOTORS CLASS H COMMON STOCK,
                 S&P 500 INDEX, AND VALUE LINE COMPOSITE INDEX

DATE      GM CLASS H STOCK        S&P 500       VALUE LINE COMPOSITE INDEX
1/1/91          100                 100                     100
1/1/92           87                 130                     114
1/1/93          157                 140                     117
1/1/94          244                 155                     154
1/1/95          223                 156                     156
12/31/95        321                 215                     208

                                   ITEM NO. 2

     The By-laws of the Corporation provide that the Audit Committee shall be composed of directors who are not officers of the Corporation and that the selection by the Committee of independent public accountants shall be subject to ratification by the stockholders at the annual meeting. This standing Committee of the Board reviews the scope and results of the audits, the accounting principles being applied, and the effectiveness of internal controls and, in its oversight role, assures that management fulfills its responsibilities in the preparation of the financial statements. During 1995, the Audit Committee was composed of Mr. Dennis Weatherstone, Chairman, Mrs. Anne L. Armstrong, Ms. Ann
D. McLaughlin, Messrs. Paul H. O'Neill (through October 5, 1995), John G. Smale and Thomas H. Wyman, and Drs. Thomas E. Everhart and Louis W. Sullivan. The Committee held six meetings in 1995.

     In accordance with the By-laws, the Committee has selected and engaged the firm of Deloitte & Touche LLP as independent public accountants for the year 1996 and this selection is being presented to the stockholders for ratification. Representatives of Deloitte & Touche LLP will attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by stockholders.

     Deloitte & Touche LLP has audited the Corporation's books annually since 1918, has offices or affiliates in or convenient to most of the localities in the United States and other countries where the Corporation operates, and is considered to be well qualified. The firm uses the work and reports of other independent auditors who have examined the financial statements of subsidiaries or investments included in the financial statements of the Corporation. Deloitte & Touche LLP rotates its personnel assigned to the General Motors engagement at least once every five years, with assignments beyond three years of supervising partners responsible for the General Motors engagement reviewed and approved in advance by the Audit Committee. In the event the selection of Deloitte & Touche LLP as independent public accountants is not ratified by the stockholders, the Audit Committee will seek other accountants. However, because of the difficulty and expense of making any change in public accountants so long after the beginning of the current year, it is likely that the appointment would stand for 1996 unless the Committee found other good reason for making a change.

     During the 1995 calendar year, Deloitte & Touche LLP provided GM with extensive audit and other services. Fees for all services totaled approximately $41 million.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION, BY THE AUDIT COMMITTEE OF THE CORPORATION, OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 1996. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 3

     Mr. John J. Gilbert and the estate of Lewis D. Gilbert, 29 East 64th Street, New York, NY 10021-7043, each the owner of record of 100 shares of Common Stock, 40 shares of Class E Common Stock, and 10 shares of Class H Common Stock, and additional family ownership of 200 shares of Common Stock; Margaret
R. Gilbert and John J. Gilbert, co-trustees under the will of Samuel Rosenthal, owners of 200 shares of Common Stock; Mr. John C. Henry, 5 East 93rd Street, New York, NY 10128, who is the owner of 1,148 shares of Common Stock, 224 shares of Class E Common Stock, and 200 shares of Class H Common Stock, have given notice that they intend to present for action at the annual meeting the following resolution:

     "RESOLVED: That the stockholders of General Motors Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

The following statement was submitted in support of such resolution:

                                    "REASONS

     "Continued strong support along the lines we suggest were shown at the last annual meeting when 23%, 82,621 owners of 118,625,646 shares, were cast in favor of this proposal. The vote against included 68,746 unmarked proxies.

     "A law enacted in California provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     "The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies.

     "We think cumulative voting is the answer to find new directors for various committees. In addition, some recommendations have been made to carry out the CERES 10 points. The 11th should be, in our opinion, having cumulative voting and ending stagger systems of electing directors.

     "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivative losses might have been prevented with cumulative voting.

     "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as `America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted `on almost any criteria used to evaluate management, Ingersoll-Rand excels.' Also, in 1994 and 1995 they raised their dividend. In the recent Lockheed-Martin merger they put in that if anyone has 40% of the shares cumulative voting would apply. We believe that General Motors should follow these examples.

     "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     A similar proposal was disapproved by stockholders at the 1995 meeting and on eleven other occasions. Eleven of GM's 13 Board members are independent non-employee directors and are all nominated for the Board by GM's Committee on Director Affairs which consists entirely of outside independent directors. This guarantees the continued independence of the Board, which has the responsibility to represent all of the stockholders. The cohesive actions of this Board are self evident. The Board of Directors believes that for it to continue to be effective, each member must feel a responsibility to represent all the stockholders. From this perspective, cumulative voting is undesirable since directors so elected might be principally concerned about representing and acting in the interest of special groups of stockholders
                                       29
rather than the interests of all stockholders. Cumulative voting also introduces the possibility of partisanship among Board members that could impair their ability to work together, a requirement essential to the effective functioning of any board of directors.

     At General Motors all of our stockholders are minority owners, albeit some with more extensive holdings than others. The Board does not believe that some minority of stockholders should be advantaged--or disadvantaged-- compared with all other stockholders. In other words, all stockholders are, and should be, equally represented. Although there have been efforts by some minority stockholders to have corporations adopt cumulative voting, the trend is in the opposite direction. Many companies have eliminated cumulative voting over the years. Overall, its presence has declined. The State of California, considered most protective of stockholder interests, amended its state laws to permit the repeal of cumulative voting in 1989. In arguing for the change, the Corporation's Committee of the California State Bar's Business Law Section supported this change. It said:

       "While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, (not) rancor and contention."

     No reason is given, and the Board of Directors knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 4

     Robert D. Morse, 212 Highland Avenue, Moorestown, NJ 08057-2717, owner of 600 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "I, Robert D. Morse, of 212 Highland Ave., Moorestown, NJ 08057-2717 owner of 100 or more shares of company stock, presents the following proposal to the shareowners for a vote in favor:

     "That the Company discontinue use of all options, rights, SAR's, etc. after termination of existing agreements with management and directors."

The following statement was submitted in support of such resolution:

     "REASONS: These increased benefits have failed to produce the claim that it holds and retains qualified personel.

     "Notice the increasing number of management persons who have left simply because of better corporate offers.

     "We as shareowners are being gradually undervalued with each issuance. Call a halt by voting YES!

     "Many pages of a proxy are expended to promote self-benefits; then there are unmentioned administrative costs of distribution and record keeping.

     "Executives and directors are compensated enough to buy stock on the open market, just as you and I, if we are so inclined.

     "Again: Vote YES."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     In 1991 and 1992, the Executive Compensation Committee undertook a detailed review of the salaries and incentive awards, including stock options, paid to GM executives. Following this review, the incentive program was submitted to the 1992 annual meeting where it was overwhelmingly approved by stockholders. The results of this review are reflected in the Report of the Executive Compensation Committee on Executive Compensation commencing on page 11. Basically, GM's philosophy is to provide a competitive level of base salary and, at the same time, provide executives with the opportunity to realize meaningful rewards through granting of stock options and payment of incentives, when the Corporation's performance so justifies.

     The use of stock options as an executive compensation vehicle is a generally accepted practice and aligns the interests of GM executives more closely with those of stockholders by providing executives with an opportunity for financial reward which is directly linked to the value of GM stock. In recent years, GM's stockholders and executives have benefited together from improvements in GM's financial performance as reflected in GM's stock prices. With respect to options and rights, the Corporation does not grant rights to any executives and SARs have not been granted since 1986. In fact, SARs are no longer permissible under GM's current incentive plans.

     The Board of Directors believes that through the use of stock options executives focus on the creation of value for all stockholders, thus ensuring the long-term viability and profitability of the Corporation. Therefore, the use of stock options as an incentive tool is in the best interest of the Corporation and its stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 5

     John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, owner of 89 shares of Class H Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

     "INDEPENDENT CHAIRMAN OF THE BOARD RESOLUTION

     " `RESOLVED: Shareholders recommend the Board of Directors take the necessary steps to ensure that from here forward an independent Director serve as Chairman of the Board of Directors.' "

The following statement was submitted in support of such resolution:

     "SUPPORTING STATEMENT

     "In December 1995 General Motors announced that GM Chief Executive Officer John Smith would replace John Smale as Chairman of the Board. This reversed General Motors existing practice of an independent Chairman of the Board (a Chairman that is not currently nor has previously been a GM employee) to oversee management.

     "The Chairman's key duty is to oversee management. When the Chief Executive Officer is also the Chairman, he oversees his own plan and in effect `grades his own papers.' This limits the degree of objective oversight and scrutiny, the prime duty of the Chairman.

     "An independent Chairman of the Board is consistent with John Smale's speech to the Council of Institutional Investors on April 15, 1994. The number one GM policy guideline that Mr. Smale called for was: Freedom to separate the roles of the Chairman of the Board and the Chief Executive Officer. This is also consistent with Mr. Smale's same speech as he highlighted the need for a `willingness . . . to face new challenges with new approaches or a new vision.' He also cautioned that company `faults develop so slowly over time, the organization doesn't realize it's happening. And when these faults come to dominate the decision-making process, also without the organization really realizing what's happened, failure is inevitable if not immediate.'

     "I believe that John Smale, in his capacity as an independent Chairman, played a key role in the General Motors turnaround since 1992 and consequently an independent Chairman should continue. I believe that if the recent success of General Motors is to continue in our highly competitive global economy, an independent Chairman of the Board is crucial.

     "I urge you to vote yes: Recommend the Board of Directors take the necessary steps to ensure that from here forward an independent Director serve as Chairman of the Board of Directors.

     "If you agree with this shareholder resolution please vote yes. If you disagree vote no. Proxy or proxies signed, but not marked, will be voted for this resolution."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has been, and continues to be, a strong proponent of independent leadership at the board level. To reinforce this, the Board has adopted Corporate Governance Guidelines that ensure independent board leadership whether or not the Chairman and CEO roles are separated. Recognizing that independence from Management is a prerequisite to fulfilling its duty, the Guidelines include a Mission Statement that states that the Board's responsibility is "to regularly monitor the effectiveness of Management policies and decisions including the execution of its strategies."

     The Board of Directors believes that the appropriate balancing of independent board structure with flexibility in determining board leadership is expressed in its current Guidelines. Guideline 4, addressing the "Selection (and Separation) of Chairman and CEO," ensures flexibility by providing that: "the Board should be free to make this choice any way that seems best for the Company at a given point in time." Guideline 5, addressing "the Lead Director Concept," ensures appropriate board independence from management by providing that: "the Board . . . have a Director selected by
                                       32
the outside Directors who will assume the responsibility of chairing the regularly scheduled meetings of outside Directors or other responsibilities which the outside Directors as a whole might designate from time to time." This Guideline further provides that this role be filled either by the non-executive Chairman, or should the Chairman be a Company employee, by another Director. Presently, the Chairman of the Executive Committee, Mr. John G. Smale, serves in this capacity. Thus, the fundamental role of GM's Directors in overseeing GM's Management and affairs will continue following the Management changes announced last December. This active oversight is not dependent on mandating that the Chairman be an outside Director. A copy of the Guidelines is available from the Secretary upon request.

     In light of these and other mechanisms in the Guidelines that ensure the Board's independence from Management and accountability to stockholders, the Board believes that no purpose is served by imposing an absolute rule against a member of Management serving as Board Chairman. Indeed, that is why the Board provided itself the flexibility to select either an employee or non-employee as Chairman. Therefore, the Board opposes the resolution because it would reduce the Board's flexibility to select a style of leadership depending on time and circumstances.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6

     The Sisters of the Order of St. Dominic of Grand Rapids, 2025 East Fulton Street, Grand Rapids, MI 49503-3895, owners of 2,500 shares of GM Common Stock, and other filers have given notice that they intend to present for action at the annual meeting the following resolution:

                                "GENERAL MOTORS

     "WHEREAS Star Wars is far from dead despite its name change from `Strategic Defense Initiative' to `Ballistic Missile Defense'
               (BMD).

     "WHEREAS we believe, it is an ironic twist to the end of the Cold War that the U.S. has accelerated plans to deploy strategic defenses against intercontinental ballistic missiles. These plans undermine international law and threaten satellite communication and verification systems which make possible arms control agreements.

     "WHEREAS the US and Russia, as well as other countries, are struggling for arms control agreements. Because no country has an effective anti-satellite weapons system (ASAT), a bilateral ban on ASAT testing could succeed.

     "WHEREAS in 1994 General Motors ranked number 5 among the top 100 Department of Defense (DOD) contractors with contracts in excess of $3 billion; General Motors was number 5 among the ten biggest "Star Wars" contractors with contracts in excess of $25 million; number 3 in missile procurement with contracts is excess of $771 million and number 2 in DOD electronics and communications with contracts in excess of $964 million;

     "THEREFORE BE IT RESOLVED the shareholders request the Board of Directors to provide a comprehensive report describing General Motors' involvement in the nuclear defense system, formerly the space-based Star Wars
                                       33
     or Strategic Defense Initiative, and now called Ballistic Missile Defense. The report should be available to shareholders on request within six months of the 1997 annual meeting, may omit proprietary and classified information and be prepared at reasonable cost."

The following statement was submitted in support of such resolution:

                             "Supporting Statement

"As investors, we are concerned about company dependence upon Department of Defense contracts and hope a written report would describe the following aspects:

     --current value of outstanding contracts to develop components for the Ballistic Missile Defense Organization;

     --amount of General Motors' own money (versus DOD funding) spent on in-house research and development (R&D) for the BMD program. Since the current mission has a more traditional ground-based orientation, is it likely our company will designate more of its own R&D money for the program?

     --General Motors' efforts to diversify into non-DOD contracts in this segment of its aerospace and defense division;

     --how annual threats to cut federal funding for the components of these programs affect our company e.g. employment and how our company counters these threats e.g. lobbying, industry associations' public relations efforts;

     --the moral and financial reasons for bidding on DOD contracts.

"As religiously-affiliated sponsors of this resolution, we question the judgment of the special-interest groups who lobby Congress to make weapons a higher priority than meeting human needs. We believe further expenditures for development of space-based nuclear defense systems, the ballistic missile system, are immoral and indefensible. We urge release of information about the extent to which our company is involved in the research, production and promotion of weapons for the Ballistic Missile Defense Organization."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that responsibility for national defense policies rests with the United States Government. Debate on issues concerning arms control is more properly conducted within the executive and legislative branches of the Federal Government, as well as other public forums, than at the annual meeting of General Motors stockholders.

     General Motors, through its various divisions and subsidiaries, has participated for many years in a wide range of military and space technology programs. Management believes that continued involvement in defense programs which fall within its technological and manufacturing capabilities should be aggressively pursued. Publicly discussing the propriety of these programs from a political viewpoint is considered by the Board of Directors to be inappropriate and contrary to the best interests of General Motors stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be borne by the Corporation. General Motors will solicit proxies by mail and the directors, officers, and employees of GM may also solicit proxies by telephone, telegram or personal contact. These persons will receive no additional compensation for such services. In addition, General Motors has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

OTHER MATTERS

     The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may come before the meeting in addition to the scheduled items of business, including any stockholder proposal omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission and matters incident to the conduct of the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter which may properly be presented for action at the meeting, but the enclosed proxy confers the same discretionary authority with respect to any such other matter.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY. YOUR PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

               By order of the Board of Directors,

                                         NANCY E. POLIS, Secretary

April 9, 1996

- - - --------------------------------------------------------------------------------

                              RESULTS OF THE ANNUAL MEETING
                              The results of the voting at the annual
                              meeting will be made available to all
                              stockholders. Any stockholder desiring a transcript of the meeting may obtain it by writing to General Motors Corporation, Mail Code 482-111-200, General Motors Building, Detroit, Michigan 48202.

- - - --------------------------------------------------------------------------------

- - - --------------------------------------------------------------------------------

                                 ENVIRONMENTAL REPORT
                                 Any stockholder desiring a copy of the new
                                 General Motors Environmental Report may
                                 obtain it by writing to General Motors
                                 Corporation, Environmental and Energy Staff,
                                 Mail Code 482-112-157, General Motors
                                 Building, Detroit, Michigan 48202. This
                                 report provides information on the
                                 environmental aspects of GM's products and operations.

- - - --------------------------------------------------------------------------------

                                                              [logo]


IMPORTANT!
Stockholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed proxy. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; merely sign, date and return the proxy in the enclosed envelope. THE PROXY COMMITTEE CANNOT VOTE
YOUR SHARES UNLESS YOU SIGN AND RETURN THE
ENCLOSED PROXY.

[logo] Printed on recycled paper

                     GM      GENERAL MOTORS CORPORATION
                    ----    PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
          HOLIDAY INN DOWNTOWN, 700 KING STREET, WILMINGTON, DELAWARE
                   FRIDAY, MAY 24, 1996, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the COMMON STOCK, CLASS E COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, J. H. Bryan, T. E. Everhart, C. T. Fisher, III, J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, E. T. Pratt, Jr., J.
G. Smale, J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1996 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings/incentive plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING           -----------
THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT       SEE REVERSE
MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE           SIDE
BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT         -----------
BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY/VOTING
INSTRUCTION CARD.

        PLEASE MARK
  X     YOUR VOTE
        WITH AN X.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-6

  This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.
                     FOR             WITHHELD                              FOR     AGAINST  ABSTAIN
  1. Election of     / /             / /            2. Ratify selection     / /     / /      / /
     Directors                                         of Independent
                                                       Accountants

  ----------------------------------------
  For, except vote withheld from the above
  nominee(s):

       This proxy/voting instruction card will be voted
        "AGAINST" Items 3-6 if no choice is specified.
                                    FOR          AGAINST         ABSTAIN
 3. Stockholder proposal on         / /          / /             / /
    cumulative voting
 4. Stockholder proposal on         / /          / /             / /
    incentive awards
 5. Stockholder proposal            / /          / /             / /
    regarding independent
    chairman
 6. Stockholder proposal            / /          / /             / /
    regarding nuclear defense
    systems

     THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF COMMON STOCK, CLASS E COMMON STOCK AND CLASS H COMMON STOCK.


- - - -------------------------------------------------------------------------------
SIGNATURE(S)        PLEASE MARK, SIGN, DATE AND RETURN THIS                DATE
                          PROXY/VOTING INSTRUCTION
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as Attorney, Administrator, Executor, Guardian, Trustee or in any other representative capacity.

         GM              GENERAL MOTORS CORPORATION
        ----            PROXY/VOTING INSTRUCTION CARD            COMMON

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
          HOLIDAY INN DOWNTOWN, 700 KING STREET, WILMINGTON, DELAWARE
                   FRIDAY, MAY 24, 1996, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, J. H. Bryan, T. E. Everhart, C. T. Fisher, III, J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, E. T. Pratt, Jr., J. G. Smale, J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1996 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings/incentive plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD.
                                                                    -----------
                                                                    SEE REVERSE
                                                                       SIDE
                                                                    -----------

          PLEASE MARK YOUR                                            COMMON
    X     VOTE WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-6

    This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.
                     FOR        WITHHELD                          FOR     AGAINST   ABSTAIN
1. Election          / /        / /          2. Ratify            / /       / /       / /
   of Directors                                 selection of
                                                Independent
                                                Accountants

For, except vote withheld from the
following nominee(s):


- - - ----------------------------------
                                   THIS PROXY/VOTING INSTRUCTION CARD
                                   REPRESENTS YOUR HOLDINGS OF COMMON STOCK.

 This proxy/voting instruction card will be voted
   "AGAINST" Items 3-6 if no choice is specified.
                                        FOR         AGAINST        ABSTAIN
3. Stockholder proposal on              / /           / /            / /
   cumulative voting
4. Stockholder proposal on              / /           / /            / /
   incentive awards
5. Stockholder proposal regarding       / /           / /            / /
   independent chairman
6. Stockholder proposal regarding       / /           / /            / /
   nuclear defense systems

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            NOTE: Please add your title if you are signing as Attorney,
                  Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    Signature: _____________________________________________ Date _____________

    Signature: _____________________________________________ Date _____________

           GM              GENERAL MOTORS CORPORATION
          ----           PROXY/VOTING INSTRUCTION CARD         CLASS H

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
          HOLIDAY INN DOWNTOWN, 700 KING STREET, WILMINGTON, DELAWARE
                   FRIDAY, MAY 24, 1996, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the CLASS H COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, J. H. Bryan, T. E. Everhart, C. T. Fisher, III, J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, E. T. Pratt, Jr., J. G. Smale, J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1996 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings/incentive plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD.
                                                                   -----------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                   -----------

          PLEASE MARK YOUR                                          CLASS H
    X     VOTE WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-6

    This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.
                    FOR             WITHHELD                          FOR          AGAINST        ABSTAIN
1. Election         / /               / /        2. Ratify            / /            / /             / /
   of Directors                                     selection of
                                                    Independent
                                                    Accountants


For, except vote withheld from the
following nominee(s):


- - - ----------------------------------
                                   THIS PROXY/VOTING INSTRUCTION CARD
                                   REPRESENTS YOUR HOLDINGS OF CLASS H
                                   COMMON STOCK.

 This proxy/voting instruction card will be voted
   "AGAINST" Items 3-6 if no choice is specified.
                                       FOR          AGAINST          ABSTAIN
3. Stockholder proposal on             / /            / /              / /
   cumulative voting
4. Stockholder proposal on             / /            / /              / /
   incentive awards
5. Stockholder proposal regarding      / /            / /              / /
   independent chairman
6. Stockholder proposal regarding      / /            / /              / /
   nuclear defense systems

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            NOTE: Please add your title if you are signing as Attorney,
                  Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    Signature: _____________________________________________ Date _____________

    Signature: _____________________________________________ Date _____________

           GM         GENERAL MOTORS CORPORATION
          ----       PROXY/VOTING INSTRUCTION CARD        CLASS E

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
          HOLIDAY INN DOWNTOWN, 700 KING STREET, WILMINGTON, DELAWARE
                   FRIDAY, MAY 24, 1996, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the CLASS E COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, J. H. Bryan, T. E. Everhart, C. T. Fisher, III, J. W. Marriott, Jr., A. D. McLaughlin, H. J. Pearce, E. Pfeiffer, E. T. Pratt, Jr., J. G. Smale, J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1996 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings/incentive plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD.

                                                                   -----------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                   -----------

          PLEASE MARK YOUR                                        CLASS E
    X     VOTE WITH AN X.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST" ITEMS 3-6

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.
                    FOR             WITHHELD                           FOR       AGAINST      ABSTAIN
1. Election         / /                / /          2. Ratify          / /          / /          / /
   of Directors                                        selection of
                                                       Independent
                                                       Accountants

For, except vote withheld from the
following nominee(s):


- - - ----------------------------------
                                   THIS PROXY/VOTING INSTRUCTION CARD
                                   REPRESENTS YOUR HOLDINGS OF CLASS E
                                   COMMON STOCK.

 This proxy/voting instruction card will be voted
   "AGAINST" Items 3-6 if no choice is specified.
                                       FOR        AGAINST         ABSTAIN
3. Stockholder proposal on             / /          / /             / /
   cumulative voting
4. Stockholder proposal on             / /          / /             / /
   incentive awards
5. Stockholder proposal regarding      / /          / /             / /
   independent chairman
6. Stockholder proposal regarding      / /          / /             / /
   nuclear defense systems

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            NOTE: Please add your title if you are signing as Attorney,
                  Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    Signature: _____________________________________________ Date _____________

    Signature: _____________________________________________ Date _____________